EXHIBIT 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") is entered into by and between Spotlight Innovation, Inc, a Nevada company ("Employer"), and Cristopher A. Grunewald, an individual resident of Iowa ("Employee"), to be effective on this 16th day of December, 2013 (the "Effective Date").

WHEREAS, Employer is desirous of employing Employee pursuant to the terms and conditions and for the consideration set forth in this Agreement, and Employee is desirous of entering the employ of Employer pursuant to such terms and conditions and for such consideration.

NOW, THEREFORE, for and in consideration of the mutual promises, covenants, and obligations contained herein, Employer and Employee agree as follows:

ARTICLE 1: EMPLOYMENT AND DUTIES:

1.1. Employer agrees to employ Employee, and Employee agrees to be employed by Employer, beginning as of the Effective Date and continuing until December 15, 2023, and for additional consecutive one year periods thereafter (the "Term") absent termination as provided herein and subject to the other terms and conditions of this Agreement.

1.2. Beginning December 16, 2013, Employee shall be employed as CEO, President, and Secretary of Employer. Employee agrees to serve in the assigned position and to perform diligently and to the best of Employee's abilities the duties and services appertaining to such position as determined by Employer, as well as such additional or different duties and services appropriate to such position which Employee from time to time may be reasonably directed to perform by Employer. Upon demand, Employee shall be elected as a member of Employer's Board of Directors, Chief Executive Officer and as the Chairman of Employer's Board of Directors. Employee shall at all times comply with and be subject to such policies and procedures as Employer may establish from time to time.

1.3. Employee shall, during the period of Employee's employment by Employer, devote Employee's full business time, energy, and best efforts to the business and affairs of Employer. The foregoing notwithstanding, the parties recognize and agree that Employee may engage in passive personal investments and other business activities, which do not conflict with the business and affairs of the Employer or interfere with Employee's performance of his duties hereunder.

1.4. Employee acknowledges and agrees that Employee owes a fiduciary duty of loyalty, fidelity and allegiance to act at all times in the best interests of the Employer and to do no act which would intentionally injure Employer's business, its interests, or its reputation. Employee agrees that Employee shall not knowingly become involved in a conflict of interest with Employer, or its affiliates, or upon discovery thereof, allow such a conflict to continue, except as as approved by a majority of independent members of Employer’s Board of Directors.

1.5.    The Employer shall indemnify and advance Expenses (defined below) to Employee to the fullest extent, and only to the extent, permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit as provided in this Section 1.5.

a. The Company will use commercially reasonable efforts, taking into consideration availability of D&O Insurance in the marketplace, to acquire and continue D&O Insurance with a minimum of $1,000,000 for the duration of the term of this Agreement and for six (6) years thereafter benefitting Employee.

b. Employee shall be entitled to indemnification rights if he is, or is threatened to be made, a party to, or otherwise incurs Expenses in connection with, any threatened, pending or completed proceeding.  Employee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Employer, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

c. The Employer shall advance all reasonable Expenses incurred by or on behalf of Employee in connection with any proceeding within 30 days after the receipt by the Employer of a statement or statements from Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding.  Employer shall, and hereby undertakes to, repay any Expenses advanced if it shall ultimately be determined that Employer is not entitled to be indemnified against such Expenses.

d. “Expenses” as the term is utilized in this Section 1.5 shall include without limitation all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend or investigating a proceeding.

e. All agreements and obligations of the Employer contained herein shall commence as of the time the Employee commenced to serve as a director, officer, employee or agent of the Employer and shall continue for so long as Employee shall so serve or shall be, or could become, subject to any possible proceeding in respect of which Employer is granted rights of indemnification or advancement of Expenses hereunder.

f. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Employee may at any time be entitled under applicable law, any agreement, a vote of members or a resolution of directors, or otherwise.

ARTICLE 2: COMPENSATION AND BENEFITS:

2.1.    Employee's initial base salary (the “Salary”) shall be $120,000.00 per annum which shall be paid in accordance with Employer's standard payroll practice.  The Salary shall increase at the rate of a minimum of five percent (5%) per annum on a cumulative basis, with the Board of Directors of the Employer having discretion to provide additional increases.  Employee shall be further compensated with a 3,200,000 shares of Employer’s common stock, with standard restrictive legend.

2.2.    Employee shall be entitled to an annual bonus based upon performance criteria approved by the Company.

2.3.    From and after the Effective Date, Employer shall pay, or reimburse Employee, for all ordinary, reasonable and necessary expenses which Employee incurs in performing his duties under this Agreement including, but not limited to, travel, entertainment, education, professional dues and subscriptions, and all dues, fees and expenses associated with membership in various professional, business and civic associations and societies of which Employee's participation is in the best interest of Employer.

2.4.    While employed by Employer, Employee shall be allowed to participate, on the same basis generally as other employees of Employer, in all general employee benefit plans and programs, including improvements or modifications of the same, which on the effective date or thereafter are made available by Employer to all or substantially all of Employer's employees.  Such benefits, plans, and programs may include, without limitation, medical, health, and dental care, life insurance, disability protection, and qualified retirement plans.  Except as specifically provided herein, nothing in this Agreement is to be construed or interpreted to provide greater rights, participation, coverage, or benefits under such benefit plans or programs than provided to employees pursuant to the terms and conditions of such benefit plans and programs.

2.5.    Employer may withhold from any compensation, benefits, or amount payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

2.6     Employee’s investment in restricted securities is reasonable in relation to the Employee’s net worth.  Employee has had experience in investments in restricted and publicly traded securities, and Employee has had experience in investments in speculative securities and other investments which involve the risk of loss of investment.  Employee acknowledges that an investment in the Shares is speculative and involves the risk of loss.  Employee has the requisite knowledge of the business and operations of the Employer to assess the relative merits and risks of this investment, and Employee can afford the risk of loss of his entire investment in the Shares.

2.7     Employee is acquiring the Shares for the Employee’s own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

2.8     The Employee acknowledges that the Shares will not have been registered under the Securities Act of 1933, and accordingly are “restricted securities” within the meaning of Rule 144 of the Act. As such, the Shares may not be resold or transferred unless the shares have been included in a registration statement filed by the Employer with the United States Securities and Exchange Commission permitting the resale there under, or the Employer has received an opinion of counsel that such resale or transfer is exempt from the registration requirements of that Act, the Employer will take all action as may be required as a condition to the availability of Rule 144, and the Employer will upon request supply written confirmation that it is in compliance with the reporting requirements of Rule 144.

ARTICLE 3: TERMINATION PRIOR TO EXPIRATION OF TERM AND EFFECTS OF SUCH TERMINATION:

3.1.    Employee's employment with Employer shall be terminated (i) upon the death of Employee, or (ii) upon Employee's permanent disability (permanent disability being defined as Employee's physical or mental incapacity to perform his usual duties as an employee with such condition to remain continuously and permanently for a period of 90 days); provided, however, that in such event, Employee's employment shall be continued hereunder for a period of not less than one year from the date of such disability, but not beyond the end of the Term, with Employee's base salary during such period to be reduced by any Employer-financed disability benefits.

3.2.    If Employee's employment is terminated by reason of a "Voluntary Termination" (as hereinafter defined), the death of Employee, or by the Employer for "Cause" (as hereinafter defined), all future compensation to which Employee is otherwise entitled and all future benefits for which Employee is eligible shall cease and terminate as of the date of termination as provided in this Section.   Employee, or his estate in the case of Employee's death, shall be entitled to base salary through the date of such termination and shall be entitled to any individual bonuses or individual incentive compensation not yet paid but due under Employer's plans but shall not be entitled to any other payments by or on behalf of Employer except for those which may be payable pursuant to the terms of Employer's employee benefit plans (as hereinafter defined).  For purposes of this Section 3.2, a "Voluntary Termination" of the employment relationship by Employee prior to expiration of the Term shall be a termination of employment in the sole discretion of and at the election of Employee, other than (i) a termination of Employee's employment because of a material breach by Employer of any material provision of this Agreement which remains uncorrected for thirty (30) days following written notice of such breach by Employee to Employer or (ii) a termination of Employee's employment within six (6) months of a material reduction in Employees' rank or responsibility with Employer.  For purposes of this Section 3.2, the term "Cause" shall mean any of (i) Employee's gross negligence or willful misconduct in the performance of the duties and services required of Employee pursuant to this Agreement; (ii) Employee's final conviction of a felony; or (iii) Employee's material breach of any material provision of this Agreement which remains uncorrected for thirty (30) days following written notice to Employee by Employer of such breach.

3.3.    If Employee's employment is terminated for any reason other than as described in Section 2 3.1 or 3.2 above during the Term, Employer shall pay to Employee a severance benefit consisting of a single lump sum cash payment equal to the yearly Salary due Employee for the remainder of the Term of this Agreement, provided that such amount shall not be lower than five years Salary regardless of when such termination occurs.   Such severance benefit shall be paid no later than sixty (60) days following Employee's termination of employment.  Employee shall not be under any duty or obligation to seek or accept other employment following a termination of employment pursuant to which severance benefit payments under this Section 3.3 are owing and the amounts due Employee pursuant to this Section 3.3 shall not be reduced or suspended if Employee accepts subsequent employment or earns any amounts as a self-employed individual.  Employee's rights under this Section 3.3 are Employee's sole and exclusive rights against the Employer or its affiliates and the Employer's sole and exclusive liability to Employee under this Agreement, in contract, tort or otherwise, for the termination of his employment relationship with Employer

ARTICLE 4: MISCELLANEOUS:

4.1.   For purposes of this Agreement, (i) the terms "affiliates" or "affiliated" means an entity who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Employer or in which Employer has a 50% or more equity interest, and (ii) any action or omission permitted to be taken or omitted by Employer hereunder shall only be taken or omitted by Employer upon the express authority of the Board of Directors of Employer or of any Committee of the Board to which authority over such matters may have been delegated.

4.2.   For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when received by or tendered to Employee or Employer, as applicable, by pre-paid courier or by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows: (i) If to Employer, to current corporate headquarters to the attention of the General Counsel of Company.  (ii) If to Employee, to his last known personal residence.

4.3.   This Agreement shall be governed in all respects by the laws of the State of Iowa, excluding any conflict-of-law rule or principle that might refer to the laws of another State or country.

4.4.   No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

4.5.   It is a desire and intent of the parties that the terms, provisions, covenants, and remedies contained in this Agreement shall be enforceable to the fullest extent permitted by law.  If any such term, provision, covenant, or remedy of this Agreement or the application thereof to any person, association, or entity or circumstances shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision, covenant, or remedy shall be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by law.  In any case, the remaining provisions of this Agreement or the application thereof to any person, association, or entity or circumstances other than those to which they have been held invalid or unenforceable, shall remain in full force and effect.

4.6.   This Agreement shall be binding upon and inure to the benefit of Employer and any other person, association, or entity which may hereafter acquire or succeed to all or substantially all of the business or assets of Employer by any means whether direct or indirect, by purchase, merger, consolidation, or otherwise.  Employee's rights and obligations under this Agreement are personal and such rights, benefits, and obligations of Employee shall not be voluntarily or involuntarily assigned, alienated, or transferred, whether by operation of law or otherwise, without the prior written consent of Employer, other than in the case of death or incompetence of Employee.

4.7.   This Agreement replaces and merges any previous agreements and discussions pertaining to the subject matter covered herein.  This Agreement constitutes the entire agreement of the parties with regard to such subject matter, and contains all of the covenants, promises, representations, warranties, and agreements between the parties with respect such subject matter.  Each party to this Agreement acknowledges that no representation, inducement, promise, or agreement, oral or written, has been made by either party with respect to such subject matter, which is not embodied herein, and that no agreement, statement, or promise relating to the employment of Employee by Employer that is not contained in this Agreement shall be valid or binding.  Any modification of this Agreement will be effective only if it is in writing and signed by each party whose rights hereunder are affected thereby, provided that any such modification must be authorized or approved by the Board of Directors of Employer.

IN WITNESS WHEREOF, Employer and Employee have duly executed this Agreement at Des Moines, Iowa as of the Effective Date.

Spotlight Innovation Inc.

/s/ Cristopher Grunewald
Cristopher Grunewald, CEO

EMPLOYEE

/s/ Cristopher A. Grunewald
Cristopher A. Grunewald